                                   EXHIBIT 21



                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                         SUBSIDIARIES OF THE COLONIAL BANCGROUP, INC.



                       COLONIAL BANK, AN ALABAMA BANKING CORPORATION.

                       COLONIAL BANK OF TENNESSEE, A TENNESSEE BANK.

                       COLONIAL BANK, ATLANTA, GEORGIA, A FEDERAL SAVINGS BANK.

                       THE COLONIAL BANCGROUP BUILDING CORPORATION, AN ALABAMA CORPORATION.